                                                                    EXHIBIT 99.4

                              AFFILIATE AGREEMENT


     This Affiliate Agreement (the "Affiliate Agreement") is being executed and delivered as of May 1, 2000 by and between ___________ ("Stockholder") and Clarent Corporation., a Delaware corporation ("Parent").

                                   Recitals

     A. Stockholder is a stockholder of and/or a holder of an option to purchase equity securities in and is an officer and/or director of Aluminum, Inc., a Delaware corporation (the "Company").

     B. Parent, the Company and Copper Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of May 1, 2000 (the "Reorganization Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the capital stock of the Company will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of capital stock of the Company and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Stockholder will receive shares of Parent Common Stock or options to purchase shares of Parent Common Stock in the Merger.

     C. Stockholder understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an "affiliate" of Parent as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") under the Securities Act of 1933, as amended (the "Securities Act"), and, as such, Stockholder may only transfer, sell or dispose of Parent Common Stock received in the Merger in accordance with this Affiliate Agreement and Rule 145.

                                   Agreement

     Stockholder and Parent, intending to be legally bound, agree as follows:

     1. Representations and Warranties. Stockholder represents and warrants to Parent as follows:

     (a) Stockholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of common stock of the Company specified beneath Stockholder's signature on the signature page hereof (the "Specified Company Shares"), and Stockholder has good and valid title to the Specified Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature. Stockholder has the sole right to vote and to dispose of the Specified Company Shares.

     (b) Stockholder is the holder of options to purchase the number of shares of common stock of the Company specified beneath Stockholder's signature on the signature page hereof (the "Specified Company Options"), and Stockholder has good and valid title to the Specified Company Options, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

     (c) Stockholder does not own, of record or beneficially, directly or indirectly, any securities of the Company other than the Specified Company Shares or the Specified Company Options.

     (d) Stockholder has carefully read this Affiliate Agreement, and Stockholder fully understands the limitations this Affiliate Agreement places upon Stockholder's ability to sell, transfer or otherwise dispose of the Specified Parent Shares.

     2. Prohibitions Against Transfer. Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any of the shares of Parent Common Stock that Stockholder is to receive in the Merger (the "Specified Parent Shares") unless:

     (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act;

     (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (satisfactory in form and content to Parent) stating that such requirements have been met and copies of such letters shall have been delivered to Parent;

     (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from the registration requirements under the Securities Act; or

     (d) an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     3. Stop Transfer Instructions; Legend. Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Specified Parent Shares, and (b) each certificate representing any of the Specified Parent Shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE

          PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF MAY 1, 2000, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

          4.   Covenants of Parent.

          (a) Parent agrees that the legends and stop transfer instructions referred to in Section 3 will be removed to the extent that: (i) a sale is effected in compliance with the provisions of Rule 145(d)(1), (ii) one year shall have elapsed from the date the undersigned acquired the Specified Parent Shares and the provisions of Rule 145(d)(2) are then available to Stockholder,
(iii) two years shall have elapsed from the date Stockholder acquired Specified Parent Shares and the provisions of Rule 145(d)(3) are then available to Stockholder; (iv) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such legends and stop transfer instructions may legally be removed and that any sale, transfer or other disposition of the Specified Parent Shares after such removal will be exempt from the registration requirements under the Securities Act, or (v) an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, if such legends and stop transfer instructions are removed and if a sale, transfer or other disposition of the Specified Parent Shares is made after such removal, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

          (b) Parent agrees that, for a period of at least two years after the Effective Time, it will use all reasonable efforts to make publicly available the information required by, and in the manner specified by, Rule 144(c) or any successor rule under the Securities Act.

          5. Independence of Obligations. The covenants and obligations of Stockholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

          6. Specific Performance. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          7. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to Parent, Stockholder shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense of any nature (whether or not relating to a third party claim) which is directly or indirectly suffered or incurred at any time by Parent or any of Parent's affiliates or to which Parent or any of Parent's affiliates otherwise becomes subject and that arises from any inaccuracy in or breach of any representation, warranty, covenant or obligation of Stockholder contained in this Affiliate Agreement.

          8. Other Agreements. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Affiliate Agreement.

          9. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or
(b) one business day after sent by internationally recognized courier or express delivery service (such as Federal Express) or by facsimile (with confirmation of receipt) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Parent:       Clarent Corporation
                              700 Chesapeake Drive
                              Redwood City, CA 94063
                              Facsimile: (650) 306-7512
                              Attention: Chief Executive Officer

          if to Stockholder:  _________________________

                              _________________________

                              _________________________

                              Facsimile:_______________


          10. Severability. In the event that any provision of this Affiliate Agreement, or the application of any such provision to any Person (as such term is defined in the Reorganization Agreement) or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Affiliate Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          11. Attorneys' Fees. In any action at law or suit in equity to enforce this Affiliate Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          12. Applicable Law; Jurisdiction THIS AFFILIATE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. In any action between any of the parties arising out of or relating to this Affiliate Agreement or any of the transactions contemplated by this Affiliate Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in any other state or federal court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process in the manner contemplated by
Section 9.

          13. Waiver; Termination. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Reorganization Agreement is terminated, this Affiliate Agreement shall thereupon terminate.

          14. Headings. The headings contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

          15. Further Assurances. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

          16. Entire Agreement; Counterparts. This Affiliate Agreement, the Reorganization Agreement and any Voting Agreement between Stockholder and Parent collectively constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Affiliate Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

          17. Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

          18. Amendments. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

          19. Assignment. This Affiliate Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at any time. Parent may freely assign any or all of its rights but not its obligations under this Affiliate Agreement (including its indemnification rights under Section 7), in whole or in part, to any other person or entity without obtaining the consent or approval of Stockholder.

          20. Binding Nature. Subject to Section 19, this Affiliate Agreement will inure to the benefit of and be binding on Parent and its successors and assigns and Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

          21. Survival. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

     IN WITNESS WHEREOF, the parties hereto have executed this Affiliate Agreement as of May 1, 2000.


                                     ______________________________________
                                                   (Signature)

                                     _______________________________________
                                                   (Print Name)

Number of Outstanding shares of
Common Stock of the Company
Held by Stockholder:

___________________________

Number shares of Common Stock of the Company
Subject to Options held by Stockholder:

___________________________


                                     Clarent Corporation


                                     By:____________________________________
                                     Name:  Richard J. Heaps
                                     Title: Chief Operating Officer and
                                            Chief Financial Officer